Exhibit 23.2

                               CONSENT OF KPMG LLP


                          Independent Auditors' Consent




To the Board of Directors
Acxiom Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 filed herewith of Acxiom Corporation of our report dated May 2, 2000, relating to the consolidated balance sheets of Acxiom Corporation and subsidiaries  as of  March  31,  2000 and  1999,  and the  related  consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2000, which is incorporated by reference in the March 31, 2000 annual report on Form 10-K of Acxiom Corporation. We also consent to incorporation by reference in the above-mentioned registration statement of our report dated May 2, 2000, relating to the consolidated financial statement schedule, which report appears in the March 31, 2000 annual report on Form 10-K of Acxiom Corporation.





                            s/ KPMG LLP




Dallas Texas
June 26, 2000